Exhibit 99.1

For more information, contact: Tom Miller Chief Financial Officer (818) 444-2325 tmiller@ixiacom.com	The Blueshirt Group Chris Danne, Rakesh Mehta (415)217-7722 chris or rakesh@blueshirtgroup.com
Ixia Announces Record Revenues for the Third Quarter of 2005
Third Quarter Revenues Increase 40% and Net Income Increases 91% Year-Over-Year
CALABASAS, CA— October 20, 2005—Ixia (Nasdaq: XXIA) today reported financial results for the third quarter ended September 30, 2005.
Net revenues for the third quarter of 2005 were a record $42.1 million, which represents a year-over-year increase of 40% from the third quarter of last year. Net income on a GAAP basis for the third quarter of 2005 was $9.1 million, or $0.13 per diluted share, a 91% increase when compared to net income of $4.7 million, or $0.07 per diluted share, for the third quarter of 2004.
Ixia’s third quarter of 2005 GAAP results included $1.3 million of non-cash charges related to the amortization of acquired intangible assets and income tax benefits of $560,000 related to the tax effects of the amortization of the acquired intangible assets noted above and tax benefits related to previously recognized stock-based compensation. Excluding the effects of these items, non-GAAP net income for the third quarter of 2005 was $9.8 million, or $0.14 per diluted share, compared to $5.5 million, or $0.09 per diluted share, for the same period last year after excluding the effects of similar items.
“The third quarter represented our 12th consecutive quarter of increasing sequential revenues and our 30th consecutive quarter of profitability,” commented Errol Ginsberg, President and Chief Executive Officer of Ixia. “Demand during the period was strong from network equipment manufacturers and carriers, as the continued adoption of 10 Gigabit Ethernet and the accelerated roll-out of triple play services – voice, video and data over IP – continued to drive revenue. Geographically, we had record revenues in the U.S. and saw strong demand from Asia and Europe.”
     “We were encouraged by the broad demand from our customer base, with over 70 companies placing six figure orders during the period. We believe this broad demand is a testament to the growing need for extensive pre-deployment testing of today’s advanced networks with equipment that can generate wire speed traffic along with a sophisticated mix of real world traffic,” added Mr. Ginsberg.
During the third quarter ended September 30, 2005, Ixia increased cash, cash equivalents and investments by $6.4 million to approximately $192 million.
Ixia will host a conference call today for analysts and investors to discuss its quarterly results at 5:00 p.m. Eastern Time. Open to the public, a live Web cast of the conference call will be accessible from the “Investors” section of Ixia’s Web site (www.ixiacom.com). Following the live Web cast, an archived version will be available in the “Investors” section on the Ixia Web site for 90 days.
Non-GAAP Information
Certain non-GAAP financial measures are included in this press release. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance. By excluding certain non-cash charges, as well as the related tax effects, our non-GAAP results provide information to both management and investors that is useful in assessing Ixia’s core operating performance and in evaluating and comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are also used by management to evaluate financial results and to plan and forecast future periods. The presentation of this additional information is not meant to be considered a substitute for the corresponding financial measures prepared in accordance with generally accepted accounting principles. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures which are included below.

About Ixia
Ixia is a leading, global provider of high performance IP network testing solutions. Its highly scalable solutions generate, capture, characterize, and emulate network and application traffic, establishing definitive performance and conformance metrics of network devices or systems under test. Ixia’s testing solutions are used by network and telephony equipment manufacturers, semiconductor manufacturers, service providers, governments, and large enterprises to validate the functionality and reliability of complex IP networks, devices, and applications. Ixia’s Real World Traffic™ Suite addresses the growing need to test applications and networks prior to deployment under realistic load conditions. Ixia’s analysis solutions utilize a wide range of industry-standard interfaces and are distinguished by their performance, accuracy, reliability, and adaptability to the industry’s constant evolution.
For more information, contact Ixia at 26601 W. Agoura Road, Calabasas, CA 91302; (818) 871-1800, Fax: (818) 871-1805; Email: info@ixiacom.com or visit our Web Site at http://www.ixiacom.com
Ixia, the Ixia four petal logo, ANVL, Chariot, and Real World Traffic are either registered trademarks or trademarks of Ixia in the United States and/or other countries. Other trademarks used in this release are the trademarks or registered trademarks of their respective owners.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995:
Certain statements made in this press release are forward-looking statements, including, without limitation, statements regarding possible future revenues, growth and profitability and future business and market share. In some cases, such forward-looking statements can be identified by terms such as “may,” “will,” “expect,” “plan,” “believe,” “estimate,” “predict” or the like. Such statements reflect the Company’s current intent, belief and expectations and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from the Company’s current expectations include, among other things: consistency of orders from significant customers, our success in developing and producing new products, and market acceptance of our products. These and other risk factors that may affect Ixia’s financial results in the future are discussed in Ixia’s periodic SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2004. Ixia undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

IXIA
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2005	2004
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$33,464	$16,383
Short-term investments in marketable securities	125,891	81,757
Accounts receivable, net	33,662	22,069
Inventories	7,878	6,669
Deferred income taxes	3,582	3,756
Income taxes receivable	518	1,696
Prepaid expenses and other current assets	2,443	2,878

Total current assets	207,438	135,208

Investments in marketable securities	32,954	49,015
Property and equipment, net	17,517	12,268
Deferred income taxes	12,373	4,798
Goodwill	13,468	11,377
Other intangible assets, net	21,757	23,031
Other assets	290	612

Total assets	$305,797	$236,309

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$2,667	$1,556
Accrued expenses	11,896	13,181
Deferred revenues	8,048	7,032
Income taxes payable	4,732	4,203

Total current liabilities	27,343	25,972

Deferred income taxes	4,594	3,411

Total liabilities	31,937	29,383

Shareholders’ equity:
Common stock, without par value; 200,000 shares authorized, 66,231 and 62,459 shares issued and outstanding as of September 30, 2005 and December 31, 2004, respectively	123,811	100,144
Additional paid-in capital	68,349	53,247
Retained earnings	81,700	53,535

Total shareholders’ equity	273,860	206,926

Total liabilities and shareholders’ equity	$305,797	$236,309

IXIA
Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2005	2004	2005	2004
Net revenues	$42,134	$30,092	$121,874	$81,816
Cost of revenues(1)	6,685	5,382	18,879	14,644
Amortization of purchased technology	991	836	2,876	2,207

Gross profit	34,458	23,874	100,119	64,965

Operating expenses:
Research and development	7,994	6,544	23,514	17,726
Sales and marketing	10,264	7,895	29,689	23,247
General and administrative	4,421	3,035	11,940	8,360
Amortization of intangible assets	316	373	944	1,161
Stock-based compensation(2)	—	14	—	389

Total operating expenses	22,995	17,861	66,087	50,883

Income from operations	11,463	6,013	34,032	14,082
Interest and other, net	1,361	597	3,486	1,930

Income before income taxes	12,824	6,610	37,518	16,012
Income tax expense	3,754	1,871	9,353	4,705

Net income	$9,070	$4,739	$28,165	$11,307

Earnings per share:
Basic	$0.14	$0.08	$0.43	$0.19
Diluted	$0.13	$0.07	$0.41	$0.18

Weighted average number of common and common equivalent shares outstanding:
Basic	66,015	60,711	64,753	60,351
Diluted	69,923	63,856	69,281	64,311

_______________________
(1) Stock-based compensation included in:
Cost of revenues	$—	$1	$—	$30

(2) Stock-based compensation related to:
Research and development	$—	$8	$—	$271
Sales and marketing	—	5	—	80
General and administrative	—	1	—	38

	$—	$14	$—	$389

IXIA
Impact of Non-GAAP Adjustments on Net Income
(in thousands, except percentages and per share data)
(unaudited)

	Three months ended September 30, 2005
	GAAP	Adjustments		Non-GAAP
Net revenues	$42,134	$—		$42,134
Cost of revenues	6,685	—		6,685
Amortization of purchased technology	991	(991	)(1)	—

Gross profit	34,458	991		35,449

	81.8%			84.1%

Operating expenses:
Research and development	7,994	—		7,994
Sales and marketing	10,264	—		10,264
General and administrative	4,421	—		4,421
Amortization of intangible assets	316	(316	)(1)	—

Total operating expenses	22,995	(316)		22,679

	54.6%			53.8%

Income from operations	11,463	1,307		12,770
Interest and other, net	1,361	—		1,361

Income before income taxes	12,824	1,307		14,131
Income tax expense	3,754	560	(2)	4,314

Net income	$9,070	$747		$9,817

Earnings per share:
Basic	$0.14	$0.01	(3)	$0.15
Diluted	$0.13	$0.01	(3)	$0.14

Weighted average number of common and common equivalent shares outstanding:
Basic	66,015	—		66,015
Diluted	69,923	—		69,923
(1)	The adjustment primarily represents the amortization of intangible assets related to the acquisition of the ANVLTM product line from Empirix, Inc., the acquisition of certain rights associated with the Chariot® product line from NetIQ Corporation, and the acquisitions of G3 Nova Technologies, Inc. and Communication Machinery Corporation.

(2)	The adjustment represents the income tax effects of footnote (1) and the elimination of tax benefits related to previously recognized stock-based compensation.

(3)	The adjustment represents the earnings per share effect of the adjustments noted in footnotes (1) and (2).

IXIA
Impact of Non-GAAP Adjustments on Net Income
(in thousands, except percentages and per share data)
(unaudited)

	Three months ended September 30, 2004
	GAAP	Adjustments		Non-GAAP
Net revenues	$30,092	$—		$30,092
Cost of revenues	5,382	(1	)(1)	5,381
Amortization of purchased technology	836	(836	)(2)	—

Gross profit	23,874	837		24,711

	79.3%			82.1%

Operating expenses:
Research and development	6,544	—		6,544
Sales and marketing	7,895	—		7,895
General and administrative	3,035	—		3,035
Amortization of intangible assets	373	(373	)(2)	—
Stock-based compensation	14	(14	)(1)	—

Total operating expenses	17,861	(387)		17,474

	59.4%			58.1%

Income from operations	6,013	1,224		7,237
Interest and other, net	597	—		597

Income before income taxes	6,610	1,224		7,834
Income tax expense	1,871	503	(3)	2,374

Net income	$4,739	$721		$5,460

Earnings per share:
Basic	$0.08	$0.01	(4)	$0.09
Diluted	$0.07	$0.02	(4)	$0.09

Weighted average number of common and common equivalent shares outstanding:
Basic	60,711	—		60,711
Diluted	63,856	—		63,856
(1)	The adjustment represents stock-based compensation related to stock options granted prior to our IPO in October 2000.

(2)	The adjustment primarily represents the amortization of intangible assets related to the acquisition of the ANVLTM product line from Empirix, Inc., the acquisition of certain rights associated with the Chariot® product line from NetIQ Corporation, and the acquisition of G3 Nova Technologies, Inc.

(3)	The adjustment represents the income tax effects of footnotes (1) and (2), and the elimination of tax benefits related to previously recognized stock-based compensation.

(4)	The adjustment represents the earnings per share effect of the adjustments noted in footnotes (1), (2) and (3).

IXIA
Impact of Non-GAAP Adjustments on Net Income
(in thousands, except percentages and per share data)
(unaudited)

	Nine months ended September 30, 2005
	GAAP	Adjustments		Non-GAAP
Net revenues	$121,874	$—		$121,874
Cost of revenues	18,879	—		18,879
Amortization of purchased technology	2,876	(2,876	)(1)	—

Gross profit	100,119	2,876		102,995

	82.1%			84.5%

Operating expenses:
Research and development	23,514	—		23,514
Sales and marketing	29,689	—		29,689
General and administrative	11,940	—		11,940
Amortization of intangible assets	944	(944	)(1)	—

Total operating expenses	66,087	(944)		65,143

	54.2%			53.5%

Income from operations	34,032	3,820		37,852
Interest and other, net	3,486	—		3,486

Income before income taxes	37,518	3,820		41,338
Income tax expense	9,353	3,569	(2)	12,922

Net income	$28,165	$251		$28,416

Earnings per share:
Basic	$0.43	$0.01	(3)	$0.44
Diluted	$0.41	$—		$0.41

Weighted average number of common and common equivalent shares outstanding:
Basic	64,753	—		64,753
Diluted	69,281	—		69,281
(1)	The adjustment primarily represents the amortization of intangible assets related to the acquisition of the ANVLTM product line from Empirix, Inc., the acquisition of certain rights associated with the Chariot® product line from NetIQ Corporation, and the acquisitions of G3 Nova Technologies, Inc. and Communication Machinery Corporation.

(2)	The adjustment represents the income tax effects of footnote (1) and the elimination of tax benefits related to previously recognized stock-based compensation.

(3)	The adjustment represents the earnings per share effect of the adjustments noted in footnotes (1) and (2).

IXIA
Impact of Non-GAAP Adjustments on Net Income
(in thousands, except percentages and per share data)
(unaudited)

	Nine months ended September 30, 2004
	GAAP	Adjustments		Non-GAAP
Net revenues	$81,816	$—		$81,816
Cost of revenues	14,644	(30	)(1)	14,614
Amortization of purchased technology	2,207	(2,207	)(2)	—

Gross profit	64,965	2,237		67,202

	79.4%			82.1%

Operating expenses:
Research and development	17,726	—		17,726
Sales and marketing	23,247	—		23,247
General and administrative	8,360	—		8,360
Amortization of intangible assets	1,161	(1,161	)(2)	—
Stock-based compensation	389	(389	)(1)	—

Total operating expenses	50,883	(1,550)		49,333

	62.2%			60.3%

Income from operations	14,082	3,787		17,869
Interest and other, net	1,930	—		1,930

Income before income taxes	16,012	3,787		19,799
Income tax expense	4,705	1,657	(3)	6,362

Net income	$11,307	$2,130		$13,437

Earnings per share:
Basic	$0.19	$0.03	(4)	$0.22
Diluted	$0.18	$0.03	(4)	$0.21

Weighted average number of common and common equivalent shares outstanding:
Basic	60,351	—		60,351
Diluted	64,311	—		64,311
(1)	The adjustment represents stock-based compensation related to stock options granted prior to our IPO in October 2000.

(2)	The adjustment primarily represents the amortization of intangible assets related to the acquisition of the ANVLTM product line from Empirix, Inc., the acquisition of certain rights associated with the Chariot® product line from NetIQ Corporation, and the acquisition of G3 Nova Technologies, Inc.

(3)	The adjustment represents the income tax effects of footnotes (1) and (2), and the elimination of tax benefits related to previously recognized stock-based compensation.

(4)	The adjustment represents the earnings per share effect of the adjustments noted in footnotes (1), (2) and (3).